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Exhibit 99.1

Magna Entertainment Corp. 337 Magna Drive Aurora, Ontario, Canada L4G 7K1

MAGNA ENTERTAINMENT CORP. COMPLETES SALE OF THE MEADOWS

AURORA, ON, November 14, 2006 — Magna Entertainment Corp. ("MEC") (NASDAQ: MECA; TSX: MEC.A) today announced that PA Meadows, LLC ("PAM"), a company owned by Cannery Casino Resorts, LLC ("CCR"), made payment to MEC of $175 million in cash and delivered a $25 million holdback agreement, in full satisfaction of the notes issued to MEC on July 26, 2006 representing the purchase price for The Meadows, a standardbred racetrack located in Washington County, Pennsylvania that has been approved for a Conditional Category 1 gaming license. CCR is owned by Millennium Gaming, Inc. (which is jointly owned by William Paulos and William Wortman) and an entity managed by Oaktree Capital Management, LLC.

The $25 million holdback is payable to MEC over a five-year period, subject to offset for certain indemnification obligations. Payments under the holdback will be deferred until the opening of a permanent casino at The Meadows.

Pursuant to a racing services agreement entered into on July 26, 2006, MEC will continue to manage racing operations at The Meadows, on behalf of PAM, for at least five years.

Blake Tohana, Executive Vice-President and Chief Financial Officer of MEC, commented: "We are extremely pleased that The Meadows sale transaction has now closed. The collection of our $175 million note has enabled MEC to significantly reduce its outstanding debt and strengthen its balance sheet. The completion of this sale brings MEC's total consideration generated from asset sales over the past 14 months to approximately $368 million. We remain focused on pursuing further asset sales and debt reduction opportunities."

MEC, North America's number one owner and operator of horse racetracks, based on revenues, acquires, develops and operates horse racetracks and related casino and pari-mutuel wagering operations, including off-track betting facilities. Additionally MEC owns and operates XpressBet®, a national Internet and telephone account wagering systems, and Horse Racing TV™, a 24-hour horse racing television network.

This press release contains "forward-looking statements" within the meaning of applicable securities legislation, including the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. These forward-looking statements may include, among others, statements regarding: MEC's expectation regarding the impact on MEC's balance sheet and other matters that are not historical facts.

Forward-looking statements should not be read as guarantees of future performance or results, and will not necessarily be accurate indications of whether or not the times at or by which such performance or results will be achieved. Undue reliance should not be placed on such statements. Forward-looking statements are based on information available at the time and/or management's good faith assumptions and analysis made in light of our perception of current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances and are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond the Company's control, that could cause actual events or results to differ materially from such forward-looking statements. Other potential risks and uncertainties relating to MEC and its business are described in MEC's filings with the Securities and Exchange Commission, specifically the last reports on Forms 10-K and 10-Q.

Forward-looking statements speak only as of the date the statements were made. We assume no obligation to update forward-looking information to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect thereto or with respect to other forward-looking statements.

For more information contact:
Blake Tohana
Executive Vice-President and Chief Financial Officer
Magna Entertainment Corp.
337 Magna Drive, Aurora, ON L4G 7K1
Telephone: 905-726-7493
www.magnaent.com

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Exhibit 99.1